EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                                          AUGUST 9, 2013

TANDY LEATHER FACTORY REPORTS Q2 2013 FINANCIAL RESULTS
NET INCOME AND EPS UP 6%

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the second quarter of 2013.  Consolidated net income for the quarter ended June 30, 2013 was $1.6 million compared to consolidated net income of $1.5 million for the second quarter of 2012, an increase of 6%.  Fully diluted earnings per share for the quarter were $0.16, compared to $0.15 in the second quarter of last year.  Total sales for the quarter ended June 30, 2013 were $19.0 million, up 12% from $16.9 million in the second quarter last year.

Consolidated sales for the six months ended June 30, 2013 were $38.2 million, up 9% from 2012’s first half sales of $35.1 million.  Consolidated net income for the first half of 2013 was up 3% to $3.2 million or $0.32 per fully-diluted share versus $3.1 million or $0.30 per fully-diluted share in the comparable period last year.

Sales in the Retail Leathercraft segment, which consists of the Tandy Leather stores, increased $1.4 million in the second quarter, a 14% improvement over last year's second quarter.  Seventy-eight stores comprised Tandy Leather's operations on June 30, 2013.  For the first six months of 2013, Retail Leathercraft’s sales increased $2.7 million, or 13%, over the first six months of 2012.  Second quarter sales for the Wholesale Leathercraft segment, which consists of the Leather Factory stores and national account group, were up 7%, or $446,000, from the same quarter last year.  For the first six months of 2013, Wholesale Leathercraft’s sales were up $23,000, or 0.2%, compared to the same period in 2012.  International Leathercraft, consisting of three stores located in the United Kingdom, Spain and Australia, reported a sales increase of 32%, or $244,000, compared to the second quarter of 2012.  For the year, International Leathercraft’s sales were up 30%, or $451,000, over the same period last year.

Consolidated gross profit margin for the current quarter was 62.8%, down from 64.7% for the second quarter of 2012.  For the first two quarters of this year, consolidated gross profit margin was 62.4%, decreasing from last year's gross profit margin of 63.6%.  Consolidated operating expenses rose approximately 13% and 9% for the quarter and the year, respectively, or $1.1 million in the current quarter and $1.6 million for the first six months over the same periods a year ago.  For the second quarter, the significant increases in expenses occurred in employee compensation and benefits, advertising and marketing, legal fees and loss on disposal of assets.  For the year, expenses increases occurred in advertising and marketing, employee compensation, freight out, credit card fees, and property insurance.  As a percentage of sales, consolidated operating margin fell for the quarter to 12.4% compared to 14.6% last year.  On a year-to-date basis, consolidated operating margin decreased from 14.3% last year to 13% in the current year.

Jon Thompson, Chief Executive Officer and President, commented, “Our second quarter results were respectable, reporting solid sales and earnings.  We have spent more in advertising this year by combining several flyers into one but producing and mailing more often.  Our flyers can have a big impact on our sales as they pull customers into our stores.  We can always cut back on what we spend in this area, but doing so will have a negative impact on our sales. With that said, we are closely analyzing this expense to ensure we are getting the greatest benefit for the dollars we are spending and will make adjustments as necessary.  Gross profit margin as a percentage of sales pulled back slightly this quarter, but that is generally due to the mix of products sold.  Despite the slight reduction in margins for the quarter and the year, they are still very strong.”

Chief Financial Officer and Treasurer, Shannon Greene, added, “We moved our flagship store into its new building this quarter which accounted for a few one-time expense increases.  Further, legal and professional fees are higher this quarter due to new trademark filings and the board’s adoption of a shareholder rights plan – both one-time expenses as well.  Despite the increase in operating expenses this quarter, which we are monitoring closely, we believe we are well-positioned for a strong finish as we move through the remainder of the year.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 78 Tandy Leather retail stores, located in 37 states and 6 Canadian provinces, and three combination wholesale/retail stores located in the United Kingdom, Australia and Spain.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or sgreene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:
	Quarter Ended 06/30/13		Quarter Ended 06/30/12
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$6,728,586	$883,533	$6,282,990	$1,103,311
Retail Leathercraft	11,242,080	1,377,105	9,863,139	1,309,503
International Leathercraft	1,002,347	85,426	758,125	51,958
Total Operations	$18,973,013	$2,346,064	$16,904,254	$2,464,772

	Six Months Ended 06/30/13		Six Months Ended 06/30/12
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$13,458,320	$1,896,498	$13,435,407	$2,336,163
Retail Leathercraft	22,801,941	2,891,944	20,145,953	2,668,228
International Leathercraft	1,950,579	178,482	1,499,972	14,556
Total Operations	$38,210,840	$4,966,924	$35,081,332	$5,018,947

Wholesale Leathercraft	Quarter Ended 06/30/13		Quarter Ended 06/30/12
	# of stores	Sales	# of stores	Sales
Same store sales	29	$6,347,666	29	$6,070,345
National account group	n/a	380,920	n/a	212,645
Total Sales – Wholesale Leathercraft	29	$6,728,586	29	$6,282,990

Wholesale Leathercraft	Six Months Ended 06/30/13		Six Months Ended 06/30/12
	# of stores	Sales	# of stores	Sales
Same store sales	29	$12,791,987	29	$12,411,129
National account group	n/a	666,333	n/a	1,024,278
Total Sales – Wholesale Leathercraft	29	$13,458,320	29	$13,435,407

Retail Leathercraft	Quarter Ended 06/30/13		Quarter Ended 06/30/12
	# of stores	Sales	# of stores	Sales
Same store sales	77	$11,118,834	77	$9,863,139
New store sales	1	123,246	-	-
Total Sales – Retail Leathercraft	78	$11,242,080	77	$9,863,139

Retail Leathercraft	Six Months Ended 06/30/13		Six Months Ended 06/30/12
	# of stores	Sales	# of stores	Sales
Same store sales	77	$22,558,976	77	$20,145,953
New store sales	1	242,965	-	-
Total Sales – Retail Leathercraft	78	$22,801,941	77	$20,145,953

International Leathercraft	Quarter Ended 06/30/13		Quarter Ended 06/30/12
	# of stores	Sales	# of stores	Sales
Same store sales	3	$1,002,347	3	$758,125
New store sales	-	-	-	-
Total Sales – Intl Leathercraft	3	$1,002,347	3	$758,125

International Leathercraft	Six Months Ended 06/30/13		Six Months Ended 06/30/12
	# of stores	Sales	# of stores	Sales
Same store sales	3	$1,950,579	3	$1,499,972
New store sales	-	-	-	-
Total Sales – Intl Leathercraft	3	$1,950,579	3	$1,499,972

Tandy Leather Factory, Inc.
Consolidated Balance Sheets

	June 30, 2013 (unaudited)	December 31, 2012 (audited)
ASSETS
CURRENT ASSETS:
Cash	$7,572,653	$7,705,182
Accounts receivable-trade, net of allowance for doubtful accounts
of $84,000 and $112,000 in 2013 and 2012, respectively	1,138,223	822,772
Inventory	27,498,022	25,862,784
Deferred income taxes	341,938	349,478
Prepaid expenses	1,141,740	776,463
Other current assets	765,430	153,450
Total current assets	38,458,006	35,670,129

PROPERTY AND EQUIPMENT, at cost	18,598,208	17,574,895
Less accumulated depreciation and amortization	(5,345,969)	(5,630,305)
	13,252,239	11,944,590

GOODWILL	983,313	990,725
OTHER INTANGIBLES, net of accumulated amortization of
$600,000 and $582,000 in 2013 and 2012, respectively	125,820	145,533
Other assets	336,604	336,695
	$53,155,982	$49,087,672

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$2,882,843	$1,612,627
Accrued expenses and other liabilities	6,091,982	5,928,798
Income taxes payable	138,189	113,705
Current maturities of long-term debt	202,500	202,500
Total current liabilities	9,315,514	7,857,630

DEFERRED INCOME TAXES	956,084	806,525

LONG-TERM DEBT, net of current maturities	2,497,500	2,902,500

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
11,165,356 and 11,156,065 shares issued at 2013 and 2012;
10,171,733 and 10,162,442 shares outstanding at 2013 and 2012	26,797	26,775
Paid-in capital	5,779,172	5,767,508
Retained earnings	37,457,549	34,241,875
Treasury stock at cost (993,623 shares at 2013 and 2012)	(2,894,068)	(2,894,068)
Accumulated other comprehensive income	17,434	378,927
Total stockholders' equity	40,386,884	37,521,017
	$53,155,982	$49,087,672

Tandy Leather Factory, Inc.
Consolidated Statements of Income
(Unaudited)
For the Three and Six Months Ended June 30, 2013 and 2012

	THREE MONTHS		SIX MONTHS
	2013	2012	2013	2012

NET SALES	$18,973,013	$16,904,254	$38,210,840	$35,081,332

COST OF SALES	7,052,892	5,964,053	14,359,890	12,775,498

Gross profit	11,920,121	10,940,201	23,850,950	22,305,834

OPERATING EXPENSES	9,574,057	8,475,429	18,884,026	17,286,887

INCOME FROM OPERATIONS	2,346,064	2,464,772	4,966,924	5,018,947

OTHER INCOME (EXPENSE):
Interest expense	(51,544)	(58,235)	(107,638)	(116,627)
Other, net	98,284	42,757	125,023	62,571
Total other income (expense)	46,740	(15,478)	17,385	(54,056)

INCOME BEFORE INCOME TAXES	2,392,804	2,449,294	4,984,309	4,964,891

PROVISION FOR INCOME TAXES	763,451	909,656	1,768,635	1,851,147

NET INCOME	$1,629,353	$1,539,638	$3,215,674	$3,113,744

NET INCOME PER COMMON SHARE:
Basic	$0.16	$0.15	$0.32	$0.30
Diluted	$0.16	$0.15	$0.32	$0.30

Weighted Average Number of Shares Outstanding:
Basic	10,167,649	10,156,442	10,165,060	10,156,442
Diluted	10,216,535	10,172,171	10,205,439	10,172,561

Tandy Leather Factory, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
For the Six Months Ended June 30, 2013 and 2012

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,215,674	$3,113,744
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	562,710	524,053
Loss on disposal or abandonment of assets	85,458	6,145
Non-cash stock-based compensation	11,686	10,000
Deferred income taxes	157,099	(117,930)
Other	(328,000)	(97,094)
Net changes in assets and liabilities, net of effect of business acquisitions:
Accounts receivable-trade, net	(315,451)	209,708
Inventory	(1,635,238)	(9,809,560)
Income taxes	24,484	(304,657)
Prepaid expenses	(365,277)	(400,094)
Other current assets	(611,980)	(215,633)
Accounts payable-trade	1,270,216	1,395,665
Accrued expenses and other liabilities	163,184	1,437,262
Total adjustments	(981,109)	(7,362,135)
Net cash provided by (used in) operating activities	2,234,565	(4,248,391)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,962,700)	(403,611)
Proceeds from maturities of certificates of deposit	-	336,000
Proceeds from sale of assets	515	1,150
Decrease (increase) in other assets	91	3,201
Net cash used in investing activities	(1,962,094)	(63,260)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable and long-term debt	(405,000)	(101,250)
Payment of cash dividend	-	(2,536,131)
Net cash used in financing activities	(405,000)	(2,637,381)

NET DECREASE IN CASH	(132,529)	(6,949,032)

CASH, beginning of period	7,705,182	10,765,591

CASH, end of period	$7,572,653	$3,816,559

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$107,638	$124,135
Income tax paid during the period, net of (refunds)	$1,584,223	$1,471,101